As filed with the Securities and Exchange Commission on December 6, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7389	26-4532998
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(513) 900-5250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nelson F. Greene, Esq.

Chief Legal Officer and Secretary

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(513) 900-5250

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander D. Lynch, Esq. Weil, Gotshal & Manges 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Richard J. Sandler, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000 (Phone) (212) 701-5224 (Fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-185222.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.00001 par value per share	450,000(1)	$20.10(2)	$9,045,000	$1,234

(1)           This amount is in addition to the 13,250,000 shares of Class A common stock registered under the registration statement originally declared effective on December 6, 2012 (File No. 333-185222) and includes shares of Class A common stock that may be purchased by the underwriters upon exercise of an option to purchase additional shares.

(2)           Based on the public offering price.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (Registration No. 333-185222), originally filed on November 30, 2012, as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective on December 6, 2012.  The Prior Registration Statement is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on December 6, 2012.

Vantiv, Inc.

By:	/s/ Nelson F. Greene
Name:	Nelson F. Greene
Title:	Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 6, 2012.

	Signature	Title

	*	Chief Executive Officer, President and Director
	Charles D. Drucker	(Principal Executive Officer)

	*	Chief Financial Officer
	Mark L. Heimbouch	(Principal Financial and Accounting Officer)

	*	Chairman
Jeffrey Stiefler

	*	Director
Lee Adrean

	*	Director
Lori A. Beer

	*	Director
Greg Carmichael

	*	Director
Gary L. Lauer

	*	Director
John Maldonado

	*	Director
David Mussafer

	*	Director
Christopher Pike

	*	Director
Daniel Poston

	*	Director
Thomas Ryan

*By:	/s/ Nelson F. Greene
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Weil Gotshal & Manges LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement).

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to Vantiv, Inc.

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to Vantiv Holding, LLC and Transactive Ecommerce Solutions Inc.

23.3	Consent of PricewaterhouseCoopers LLP, Independent Auditors, relating to NPC Group, Inc.

23.4	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to the Prior Registration Statement).